UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
November 12, 2007
Date of Report (Date of Earliest Event Reported)

POLYMEDIX, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-51895 (Commission File Number)	27-0125925 (IRS Employer Identification No.)

170 N. Radnor Chester Road Suite 300 Radnor, PA (Address of principal executive offices)	19087 (Zip Code)
484-598-2400
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) PolyMedix, Inc. (the “Company”) hired Dr. Bozena Korczak to serve as the Company’s Vice President for Drug Development, beginning on November 12, 2007. Under the terms of Dr. Korczak’s offer letter (the “Offer Letter”), Dr. Korzak will receive an initial annual salary of $230,000 per year, subject to possible annual increases based on personal and Company performance. Dr. Korczak will be eligible to receive a bonus of up to 25% of her base salary based goals, objectives and incentives. Dr. Korczak will also receive a signing-bonus in the gross-amount of $30,000 to assist in relocation expenses. In addition, Dr. Korczak will be granted options to purchase 250,000 shares of the Company’s common stock, vesting monthly over a three year period from the grant date. Further, Dr. Korczak will be eligible to participate in all Company employee benefit programs.
Dr. Korczak’s may resign or her employment may be terminated by the Company at any time. Upon any such resignation or termination, Dr. Korczak will be entitled to any amounts earned and payable but not yet paid. In addition, if the Company terminates her employment other than for cause or other than by reason of her disability (as defined in the Offer Letter), then, in lieu of any other severance benefits otherwise payable under any Company policy, or any other damages payable in connection with such termination, Dr. Korczak will be entitled to (i) full vesting of stock options and restricted stock awards previously granted to her, (ii) continued cash payments equal to her base salary for 12 months. Dr. Korczak’s right to any such payments, vesting and/or grants and benefits will be conditioned upon the execution of a customary release of all claims against the Company and its affiliates and representatives by Dr. Korczak. In addition, if Dr. Korczak voluntarily resigns from the Company within 12 months of her start date, or if she is terminated for cause (as defined in the Offer Letter), Dr. Korczak will repay to the Company the amount of the signing bonus.
The description of the material terms of Dr. Korczak’s employment in this Item 5.02 is qualified in its entirety by reference to the full text of the Offer Letter, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 9.01(d) Financial Statements and Exhibits.
10.1 Offer Letter to Bozena Korczak, Ph.D.
99.1 Press Release issued November 15, 2007 announcing the hiring of Bozena Korczak, Ph.D.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLYMEDIX, INC.
Date: November 15, 2007	By:	/s/ Edward Smith
		Name:	Edward Smith
		Title:	Vice President, Finance and Chief Financial Officer

Index to Exhibits
10.1 Offer Letter to Bozena Korczak, Ph.D.
99.1 Press Release issued November 15, 2007 announcing the hiring of Bozena Korczak, Ph.D.